Exhibit 99.1

   Journal Register Company Announces Management Changes in Michigan Cluster

      Scott A. Wright Appointed Senior Vice President Operations, Michigan

    YARDLEY, Pa.--(BUSINESS WIRE)--April 9, 2007--Journal Register Company (NYSE:JRC) today announced that Thomas E. Rice has resigned as Senior Vice President Operations, Michigan. Mr. Rice will continue to serve as President and CEO of Journal Register Supply Inc., the
Company's Alton, Illinois based central purchasing subsidiary.

    Robert M. Jelenic, Chairman and Chief Executive Officer, stated "Tom Rice has been an integral part of Journal Register Company and its predecessor company since 1988. I would like to thank him for his outstanding service to the Company and I am pleased that Tom will continue to contribute to the Company in his role as President and CEO of Journal Register Supply."

    Replacing Mr. Rice as Senior Vice President Operations, Michigan will be Scott A. Wright. Mr. Wright has extensive frontline experience in the newspaper industry, most recently as President and Publisher at Suburban Community Newspapers located in Memphis, Tennessee and was also Vice President and General Manger at the Oakland Press, in Pontiac, Michigan. Mr. Jelenic said, "We are pleased to welcome Scott back to the Journal Register Company team. Scott is a proven leader with excellent operational and advertising experience. Scott's knowledge of the Michigan market should allow for a very smooth transition."

    Biographical Information:

    Scott A. Wright, has extensive newspaper industry experience starting in 1987 and most recently has been the President and Publisher at Suburban Community Newspapers located in Memphis, Tennessee. From 2004 to 2006, Mr. Wright was Publisher of Star Community Newspapers in Plano, Texas. In 2003 and 2004, Mr. Wright was Vice President and General Manager at the Oakland Press in Pontiac, Michigan under 21st Century Newspapers. Mr. Wright was Advertising Director from 1999 to 2000 at The Suburban Journals of Greater St. Louis while it was owned by Journal Register Company and Vice President from 2001 to 2003 at The Suburban Journals of Greater St. Louis while it was owned by Pulitzer Inc. From 1998 to 1999 Mr. Wright was Corporate Advertising Director for Ottaway Newspapers, Inc. in Campbell Hall, New York and from 1993 - 1997 he was the Advertising Director for Ottaway Newspaper's Joplin Globe in Joplin, Missouri.

    About Journal Register Company

    Journal Register Company is a leading U.S. media company. Journal Register Company owns 22 daily newspapers and 345 non-daily publications. Journal Register Company currently operates 222 individual Web sites that are affiliated with the Company's daily newspapers, non-daily publications and its network of employment Web sites. These Web sites can be accessed at www.journalregister.com. All of the Company's operations are strategically clustered in six geographic areas: Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; and the Capital-Saratoga and Mid-Hudson regions of New York. The Company owns JobsInTheUS, a network of 19 premier employment Web sites.

    Safe-Harbor

    This release contains forward-looking information about Journal Register Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "will", "should", "project", "plan", "seek", "intend", or "anticipate" or the negative thereof or comparable terminology, and include discussions of the proposed sale of assets, strategy, financial projections and estimates and their underlying assumptions, the extent or timing of cost savings, charges and statements about the future performance, operations, growth rates, products and services of the Company. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the success of the Company's acquisition strategy, dispositions, the ability of the Company to achieve cost reductions and integrate acquisitions, failure or interruptions in the software or systems that support our product and services, competitive pressures, general or regional economic conditions and advertising trends, the unavailability or a material increase in the price of newsprint and increases in interest rates. These and additional risk factors are outlined in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

    CONTACT: Journal Register Company
             Ricardo A. Venegas
             Treasurer
             215-504-4200